U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2003

VOICE MOBILITY INTERNATIONAL, INC.

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(Name of Small Business Issuer in its Charter)

Nevada	33-0777819
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

100 - 4190 Lougheed Hwy, Burnaby, British Columbia, Canada V5C 6A8

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(Address of Principal Executive Offices) (Zip Code)

604) 482-0000

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(Issuer's Telephone Number)

Item 9. Regulation FD Disclosure

Today, Voice Mobility International Inc. filed a Form RW requesting the Securities and Exchange's consent to the withdrawal of the Form S-4 and the Amendment No. 1 to Form S-4 filed on October 21, 2002. The Form S-4 is being withdrawn because, as a result of the current economic conditions, the board of directors of Voice Mobility have decided not to proceed with the proposed continuation of the company. The request for withdrawal will be deemed granted at the time the application is filed with the Securities and Exchange Commission, unless within 15 calendar days after the filing, the Securities and Exchange Commission notifies Voice Mobility that the application for withdrawal will not be granted.

SIGNATURES

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

Date: March 21, 2003

by: /s/ Randy Buchamer
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Randy G. Buchamer
CEO